Exhibit 3.06


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

                  Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1. The name of the corporation is SOUTH CAROLINA ELECTRIC & GAS COMPANY.


     2. On , the corporation adopted the following Amendment(s) of its Articles of Incorporation:

                                 NOT APPLICABLE


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

     (a) The number of redeemable shares of the corporation reacquired by redemption or purchase is 363 itemized as follows:

                  Class                                 Series     No. of Shares

         Cumulative Preferred Stock ($50 par value)     5.125%           1,000

         (b) The aggregate number of issued shares of the corporation after giving effect to such cancellation is 41,616,766, itemized as follows:

           Class                                      Series             No. of Shares

 Cumulative Preferred Stock ($50 par value)          5%                     125,209
       "          "         "          "             4.60%                        0
       "          "         "          "             4.50%                    6,797
       "          "         "          "             4.60% (Series A)        12,052
       "          "         "          "             5.125%                  64,000
       "          "         "          "             4.60% (Series B)        50,637
       "          "         "          "             6%                      61,924
       "          "         "          "             9.40%                        0
       "          "         "    ($100 par value)    8.12%                        0
       "          "         "          "             7.70%                        0
       "          "         "          "             8.40%                        0
       "          "         "     ($50 par value)    8.72%                        0
       "          "    >          ($100 par value)   6.52%                1,000,000

 Common Stock ($4.50 par value)                      ------              40,296,147
                                                                          ----------
                                                                          41,616,766

         (c) The amount of the stated capital of the corporation after giving effect to such cancellation is $297,363,611.50.

         (d) The number of shares which the corporation has authority to issue after giving effect to such cancellation is 56,410,619, itemized as follows:

                  Class                                       Series              No. of Shares

         Cumulative Preferred Stock ($50 par value)           5%                      125,209
               "          "         "          "              4.60%                         0
               "          "         "          "              4.50%                     6,797
               "          "         "          "              4.60% (Series A)         12,052
               "          "         "          "              5.125%                   64,000
               "          "         "          "              4.60% (Series B)         50,637
               "          "         "          "              6%                       61,924
               "          "         "          "              9.40%                         0
               "          "         "    ($100 par value)     8.12%                         0
               "          "         "          "              7.70%                         0
               "          "         "          "              8.40%                         0
               "          "         "    ($50 par value)      8.72%                         0
               "          "         "    ($100 par value)     6.52%                 1,000,000


         Serial Preferred Stock  ($50 par value)  (1 vote)     ----                    640,000
         Serial Preferred Stock  ($100 par value) (1 vote)    ----                   1,750,000
         Serial Preferred Stock  ($25 par value)  (1/4 vote)  ----                   2,000,000
         Serial Preferred Stock  ($50 par value)  (1/2 vote)  ----                     700,000
         Common Stock  ($4.50 par value)                        ----                50,000,000
                                                                                    ----------
                                                                                    56,410,619


                  --
4. (a) |__| Amendment(s) adopted by shareholder action.

                  At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

          Number of     Number of       Number of Votes Number of Undisputed
 Voting   Outstanding   Votes Entitled  Represented at  Shares Voted
 Group    Shares        to be Cast      the meeting     For             Against
 -----    ------------- --------------  ---------------------------------------


          ---
         (b) |XX| The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code,
         as amended, and shareholder action was not required.


5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of the acceptance for filing by the Secretary of State (See Section 33-1-230(b)):


                                        SOUTH CAROLINA ELECTRIC & GAS COMPANY



Date:  June 18, 2003                    By:__s/Lynn M. Williams________________
                                             ------------------
                                                      Secretary